Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Fourth Quarter and 2016 Year End Results

New York, NY, February 16, 2017......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2016.

Consolidated net sales for the fourth quarter of 2016 were $229.8 million, compared to consolidated net sales of $205 million during the comparable quarter in 2015. Earnings from continuing operations for the fourth quarter of 2016 were $8.8 million or 38 cents per diluted share, compared to $5.8 million or 25 cents per diluted share in the fourth quarter of 2015. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2016 were $9.8 million or 42 cents per diluted share, compared to $8.1 million or 35 cents per diluted share in the fourth quarter of 2015.

37-18 Northern Blvd., Long Island City, NY 11101 (718) 392-0200 www.smpcorp.com

Consolidated net sales for 2016 were $1,058.5 million, compared to consolidated net sales of $972 million during the comparable period in 2015.  Earnings from continuing operations for 2016 were $62.4 million or $2.70 per diluted share, compared to $48.1 million or $2.08 per diluted share in 2015.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the year ended December 31, 2016, and 2015 were $63.9 million or $2.77 per diluted share and $49.4 million or $2.13 per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are very pleased with our 2016 results, as we set Company records for both sales and profit. For the year, net sales were up 8.9% (excluding the mid-year acquisition of General Cable’s North American automotive ignition wire business, net sales were ahead 3.5%). Gross margin for the year increased from 28.9% to 30.5%, and net earnings and earnings per share were up roughly 30%.

“Engine Management sales increased 9.7% for the year (excluding the General Cable acquired business they were ahead 2.1%, in line with our low single digit forecasts). Gross margin for the year increased almost a full point, from 30.4% to 31.3%.

“Our Temperature Control division benefited from the first warm summer in three years, and net sales increased roughly 7%. Our key customers reported their POS sales increase at closer to 9%, which would indicate a healthy start to 2017. However, the key determining factor for the year will be the weather during the summer months.

“The Temperature Control division achieved a major improvement in gross margin for the year, from 21.9% to 25.6%--the result of increased volume and increased efficiency throughout the division.

“Overall, the fourth quarter came in slightly below our expectations, though we did achieve an increase in both sales and profit vs. the fourth quarter of 2015. The main shortfall was in Engine Management gross profit, which fell from 31.5% to 27.9% for the quarter.

“This reduction was primarily the result of several factors—lower sales (excluding sales from the General Cable acquired business), based on the ordering patterns of a few large accounts; higher than anticipated returns; and a drop in overhead absorption as we are in the process of relocating several manufacturing operations. We believe that the 12 month figure of 31.3% is a better indication of our current Engine Management gross margin rate.

“Turning to operations, we are quite pleased with the General Cable acquired business results to date. We have maintained the customer base and improved the shipping performance. The integration is proceeding on schedule. Sales and administration functions are essentially integrated, and distribution has been relocated to our wire distribution facility in Edwardsville, Kansas. All have resulted in significant savings. We are beginning the task of relocating the General Cable wire assembly operation from Nogales, Mexico to our existing assembly facility in Reynosa, Mexico. We plan to complete this move by the end of Q1 2018, and expect substantial synergies when the integration is complete.

“We have decided to close our electronics operation in Orlando, Florida, and consolidate it into an existing facility in Independence, Kansas. This was a difficult decision to make. We have been operating in Orlando since 1996, with an excellent work force. Unfortunately, the primary product produced in Orlando, electronic ignition modules, has not been on new vehicles for several years. With diminishing sales, it was increasingly difficult to sustain this as a stand-alone operation, and we decided it was best to merge it with our Independence facility, where we have available capacity and complementary skills.

“We anticipate the total restructuring costs at $3.7 million, with annual savings of $3 million. The move should be complete within 12 to 24 months.

“With our roughly $98 million cash generated from operations, we were able to fund our General Cable ignition wire acquisition for $67 million as well as our capital expenditures and dividends with only a slight increase of $7 million in debt. Our total debt outstanding at year-end was $55 million leaving us with ample liquidity to fund our cash needs going forward.

“As announced previously, we are increasing our quarterly dividend from 17 cents to 19 cents payable on March 1, 2017. This represents our eighth consecutive year of dividend increases.

“In a separate release today, we announced that our Board of Directors has authorized the purchase of up to $20 million of our common stock under a new stock repurchase program.

“In total, we are pleased with our results for 2016 and thank all of our dedicated team members for their accomplishments. We look to build on these accomplishments in 2017.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, February 16, 2017.  The dial-in number is 800-895-0198 (domestic) or 785-424-1053 (international). The playback number is 800-839-4973 (domestic) or 402-220-2685 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
NET SALES	$229,799	$204,967	$1,058,482	$971,975

COST OF SALES	163,028	142,181	735,995	690,987

GROSS PROFIT	66,771	62,786	322,487	280,988

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	52,625	53,446	221,658	206,287
RESTRUCTURING AND INTEGRATION EXPENSES (INCOME)	1,830	(85)	3,957	(134)
OTHER INCOME , NET	314	251	1,195	1,025

OPERATING INCOME	12,630	9,676	98,067	75,860

OTHER NON-OPERATING INCOME (EXPENSE), NET	1,253	(384)	2,059	(220)

INTEREST EXPENSE	350	299	1,556	1,537

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	13,533	8,993	98,570	74,103

PROVISION FOR INCOME TAXES	4,694	3,214	36,158	25,983

EARNINGS FROM CONTINUING OPERATIONS	8,839	5,779	62,412	48,120

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(487)	(553)	(1,982)	(2,102)

NET EARNINGS	$8,352	$5,226	$60,430	$46,018

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.39	$0.26	$2.75	$2.11
DISCONTINUED OPERATION	(0.02)	(0.03)	(0.09)	(0.09)
NET EARNINGS PER COMMON SHARE - BASIC	$0.37	$0.23	$2.66	$2.02

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.38	$0.25	$2.70	$2.08
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.08)	(0.09)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.36	$0.23	$2.62	$1.99

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,825,109	22,651,279	22,722,517	22,811,862
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,201,501	23,001,238	23,082,578	23,142,394

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED DECEMBER 31,				TWELVE MONTHS ENDED DECEMBER 31,
	2016		2015		2016		2015
	(unaudited)				(unaudited)
Revenues
Engine Management	$185,228		$167,579		$765,539		$698,021
Temperature Control	42,652		36,046		283,740		264,478
All Other	1,919		1,342		9,203		9,476
	$229,799		$204,967		$1,058,482		$971,975

Gross Margin
Engine Management	$51,754	27.9%	$52,794	31.5%	$239,710	31.3%	$212,021	30.4%
Temperature Control	12,100	28.4%	7,539	20.9%	72,547	25.6%	57,977	21.9%
All Other	2,917		2,453		10,230		10,990
	$66,771	29.1%	$62,786	30.6%	$322,487	30.5%	$280,988	28.9%

Selling, General & Administrative
Engine Management	$33,682	18.2%	$30,349	18.1%	$136,590	17.8%	$121,404	17.4%
Temperature Control	10,845	25.4%	11,159	31.0%	52,623	18.5%	50,780	19.2%
All Other	8,098		8,424		32,445		30,589
	$52,625	22.9%	$49,932	24.4%	$221,658	20.9%	$202,773	20.9%
Customer Bankruptcy Charge	-	0.0%	3,514	1.7%	-	0.0%	3,514	0.4%
	$52,625	22.9%	$53,446	26.1%	$221,658	20.9%	$206,287	21.2%

Operating Income
Engine Management	$18,072	9.8%	$22,445	13.4%	$103,120	13.5%	$90,617	13.0%
Temperature Control	1,255	2.9%	(3,620)	-10.0%	19,924	7.0%	7,197	2.7%
All Other	(5,181)		(5,971)		(22,215)		(19,599)
	14,146	6.2%	12,854	6.3%	100,829	9.5%	78,215	8.0%
Restructuring & Integration	(1,830)	-0.8%	85	0.0%	(3,957)	-0.4%	134	0.0%
Customer Bankruptcy Charge	-	0.0%	(3,514)	-1.7%	-	0.0%	(3,514)	-0.4%
Other Income, Net	314	0.1%	251	0.1%	1,195	0.1%	1,025	0.1%
	$12,630	5.5%	$9,676	4.7%	$98,067	9.3%	$75,860	7.8%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$8,839	$5,779	$62,412	$48,120

RESTRUCTURING AND INTEGRATION EXPENSES (INCOME)	1,830	(85)	3,957	(134)
CUSTOMER BANKRUPTCY CHARGE	-	3,514	-	3,514
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(235)	(571)
GAIN FROM SALE OF BUILDINGS	(262)	(262)	(1,048)	(1,048)
DEFERRED FINANCING FEE WRITE-OFF	-	773	-	773
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(628)	(1,576)	(1,164)	(1,243)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,779	$8,143	$63,922	$49,411

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.38	$0.25	$2.70	$2.08

RESTRUCTURING AND INTEGRATION EXPENSES (INCOME)	0.08	-	0.17	(0.01)
CUSTOMER BANKRUPTCY CHARGE	-	0.15	-	0.15
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.01)	(0.03)
GAIN FROM SALE OF BUILDINGS	(0.01)	(0.01)	(0.04)	(0.04)
DEFERRED FINANCING FEE WRITE-OFF	-	0.03	-	0.03
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.03)	(0.07)	(0.05)	(0.05)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.42	$0.35	$2.77	$2.13

OPERATING INCOME

GAAP OPERATING INCOME	$12,630	$9,676	$98,067	$75,860

RESTRUCTURING AND INTEGRATION EXPENSES (INCOME)	1,830	(85)	3,957	(134)
CUSTOMER BANKRUPTCY CHARGE	-	3,514	-	3,514
OTHER INCOME, NET	(314)	(251)	(1,195)	(1,025)

NON-GAAP OPERATING INCOME	$14,146	$12,854	$100,829	$78,215

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

 (In thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)

ASSETS

CASH	$19,796	$18,800

ACCOUNTS RECEIVABLE, GROSS	139,055	128,099
ALLOWANCE FOR DOUBTFUL ACCOUNTS	4,425	4,246
ACCOUNTS RECEIVABLE, NET	134,630	123,853

INVENTORIES	312,477	285,793
OTHER CURRENT ASSETS	47,945	51,294

TOTAL CURRENT ASSETS	514,848	479,740

PROPERTY, PLANT AND EQUIPMENT, NET	78,499	68,882
GOODWILL AND OTHER INTANGIBLES, NET	131,287	84,267
OTHER ASSETS	44,063	48,175

TOTAL ASSETS	$768,697	$681,064

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$54,812	$47,427
CURRENT PORTION OF LONG TERM DEBT	43	16
ACCOUNTS PAYABLE	83,878	72,711
ACCRUED CUSTOMER RETURNS	40,176	38,812
OTHER CURRENT LIABILITIES	104,932	84,950

TOTAL CURRENT LIABILITIES	283,841	243,916

LONG-TERM DEBT	120	62
ACCRUED ASBESTOS LIABILITIES	31,328	32,185
OTHER LIABILITIES	12,380	12,922

TOTAL LIABILITIES	327,669	289,085

TOTAL STOCKHOLDERS' EQUITY	441,028	391,979

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$768,697	$681,064

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

 (In thousands)

	TWELVE MONTHS ENDED DECEMBER 31,
	2016	2015
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$60,430	$46,018
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	20,457	17,637
OTHER	11,505	10,874
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(8,826)	(1,996)
INVENTORY	(20,155)	(12,503)
ACCOUNTS PAYABLE	7,345	1,882
SUNDRY PAYABLES AND ACCRUED EXPENSES	20,990	1,874
OTHER	6,059	1,385
NET CASH PROVIDED BY OPERATING ACTIVITIES	97,805	65,171

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(67,289)	-
CAPITAL EXPENDITURES	(20,921)	(18,047)
OTHER INVESTING ACTIVITIES	192	36
NET CASH USED IN INVESTING ACTIVITIES	(88,018)	(18,011)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	7,473	(9,301)
PURCHASE OF TREASURY STOCK	(377)	(19,623)
DIVIDENDS PAID	(15,447)	(13,697)
OTHER FINANCING ACTIVITIES	595	1,466
NET CASH USED IN FINANCING ACTIVITIES	(7,756)	(41,155)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,035)	(933)
NET INCREASE IN CASH AND CASH EQUIVALENTS	996	5,072
CASH AND CASH EQUIVALENTS at beginning of Period	18,800	13,728
CASH AND CASH EQUIVALENTS at end of Period	$19,796	$18,800